PRESS RELEASE

FINJAN HOLDINGS’ SUBSIDIARY FILES NEW PATENT INFRINGEMENT LAWSUIT AGAINST PALO ALTO NETWORKS

NEW YORK, November 5, 2014 – Finjan Holdings, Inc. (NASDAQ: FNJN), a technology company committed to advancing innovation through the licensing of its intellectual property (IP), today announced that its subsidiary, Finjan, Inc. (Finjan) has filed a patent infringement lawsuit against Palo Alto Networks, Inc. (NYSE: PANW) (Palo Alto Networks), alleging infringement of Finjan patents relating to endpoint, web, and network security technologies.

The Complaint (3:14-cv-04908, docket No. 1), filed November 4, 2014, in the U.S. District Court for the Northern District of California, alleges that Palo Alto Networks’ products and services infringe ten Finjan patents. In particular, Finjan is asserting infringement of U.S. Patent Nos. 6,804,780; 6,965,968; 7,058,822; 7,418,731; 7,613,918; 7,613,926; 7,647,633; 8,141,154; 8,225,408; and 8,677,494.

Finjan is seeking a jury trial; entry of judgment of infringement of certain claims of each of the asserted patents by Palo Alto Networks; preliminary and permanent injunction against Palo Alto Networks and its officers, among others, from infringing the asserted patents; damages of no less than $60 million to the extent proven at trial; enhanced damages, up to three times the amount of the damages, for willful disregard of our patent rights; and reasonable attorneys’ fees and costs.

“Finjan is committed to protecting the value of its patent portfolio for those who have respected our legitimate patent rights and have taken a patent license or invested in our business. We made numerous attempts for more than a year to have Palo Alto Networks join us in meaningful, good faith discussions to no avail,” stated Julie Mar-Spinola, Finjan’s VP of Legal Operations. “We provided Palo Alto Networks with exemplary detailed claim charts on several of the asserted patents, establishing how they each read on their products, and offered to provide additional claim charts under an NDA Standstill Agreement. Despite our best efforts, Palo Alto Networks chose to ignore the opportunity to have a business discussion and instead chose litigation.”

Finjan has also filed patent infringement lawsuits against Blue Coat, FireEye, Proofpoint, Sophos and Symantec relating to, collectively, more than 20 patents in the Finjan portfolio. Finjan will continue to provide timely updates of important events relating to these matters on an ongoing basis. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, http://www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

Recognized internationally as a pioneer and leader in web and network security, Finjan’s decades-long investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan has successfully licensed its patents and technology to several major software and technology companies around the world.

ABOUT FINJAN HOLDINGS
Through our subsidiary, Finjan, Inc., we own a portfolio of patents, related to software that proactively detects malicious code and thereby protects end users from identity and data theft, spyware, malware, phishing, trojans and other online threats. Finjan’s mission is to invest in innovation and encourage the development of core intellectual property. Founded in 1997, Finjan developed and patented technology that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based, basis, in contrast to signature-based methods of intercepting only known threats to computers, which were standard in the online security industry during the 1990’s. For more information about Finjan, please visit www.finjan.com.

Follow Finjan Holdings on LinkedIn at www.linkedin.com/company/finjan or on Twitter at www.twitter.com/FinjanHoldings or @FinjanHoldings.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding our expectations, intentions, beliefs, and projections about our future results, performance, prospects, and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts or by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would,” the negative of these terms and similar expressions, but this is not an exclusive way of identifying such statements. Readers are cautioned that forward-looking statements are not guarantees of future performance. Our actual results, performance, and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained in this press release as a result of various risks, uncertainties and other factors. Important factors that could cause our actual results to differ materially from our expectations include, without limitation, our ability to execute our business plan, the outcome of pending or future enforcement actions, our ability to expand our technology portfolio, the enforceability of our patents, the continued use of our technology in the market, the development of a liquid trading market for our securities, regulatory developments, and other factors described under Item 1A, “Risk Factors,” as set forth in the Company’s Annual Report on form 10-K filed with the SEC on March 14, 2014, and any subsequent quarterly or current reports.

The Company will continue to file annual, quarterly, and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings or releases. Except as expressly required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this release or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Contact
Investor Relations | Friederike Edelmann | Finjan Holdings, Inc.
Telephone: (646) 350-4999 | Email: friederike@finjan.com

Media and Press Relations | Katie Hepler | MWW Group
Telephone: (212) 704-9727 | Email: khepler@mww.com